Exhibit 10.93

COLLATERAL AND GUARANTY AGREEMENT SUPPLEMENT

November 1, 2018

Credit Suisse AG
as the Collateral Agent for the
Secured Creditors referred to in the
Collateral and Guaranty Agreement referred to below

PennyMac Financial Services, Inc. (f/k/a New PennyMac Financial Services, Inc.)

Ladies and Gentlemen:

Reference is made to the Amended and Restated Collateral and Guaranty Agreement dated as of November 18, 2016 (as supplemented by the Acknowledgment and Confirmation, dated as of November 17, 2017, as amended by the Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 1 to Amended and Restated Collateral and Guaranty Agreement, dated as of the date hereof, the “Amendment No. 2”, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral and Guaranty Agreement”) made by the Assignors from time to time party thereto in favor of Credit Suisse AG, as collateral agent (together with any successor collateral agent, the “Collateral Agent”) for the Secured Creditors (as defined in the Collateral and Guaranty Agreement).  Terms defined in the Collateral and Guaranty Agreement and not otherwise defined herein are used herein as defined in the Collateral and Guaranty Agreement.

SECTION 1.  Joinder of Guarantor. In accordance with Section 3.1(k) of Amendment No. 2 and Section 9.12 of the Collateral and Guaranty Agreement, PennyMac Financial Services, Inc. (f/k/a New PennyMac Financial Services, Inc., the “New Guarantor”) by its signature below becomes an Assignor and a Guarantor under the Collateral and Guaranty Agreement with the same force and effect as if originally named therein as an Assignor and a Guarantor, but in any event subject to the same terms, provisions and limitations set forth in Article 10 of the Collateral and Guaranty Agreement. The New Guarantor hereby agrees to all the terms and provisions of the Collateral and Guaranty Agreement applicable to it as an Assignor and a Guarantor. Each reference to an Assignor and a Guarantor in the Collateral and Guaranty Agreement shall be deemed to include the New Guarantor.

SECTION 2.  Grant of Security.  The undersigned hereby grants to the Collateral Agent, as security for the prompt and complete payment and performance when due of all of its Secured Obligations, a continuing security interest in, all of its right, title, interest, powers, remedies, privileges and other benefits in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising.

SECTION 3.  Security for Obligations.  The grant of a security interest in the Collateral by the undersigned under this Collateral and Guaranty Agreement Supplement and the Collateral and Guaranty Agreement secures the payment of all Secured Obligations of any Guaranteed Party that are now or hereafter existing, in each case whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 4.  Representations and Warranties.  The undersigned makes as of the date hereof each representation and warranty set forth in Article 3 of the Collateral and Guaranty Agreement (as supplemented by the schedules attached to the Amendment No. 2) to the same extent as each other Assignor and Guarantor, with the exception of the representation and warranty set forth in Section 3.06 to the Collateral and Guaranty Agreement to the extent that such representation and warranty would be untrue as a result of any of the transactions contemplated by that certain Contribution Agreement and Plan of Merger, dated as of August 2, 2018, by and among Holdings, the New Guarantor, New PennyMac Merger Sub, LLC, a Delaware limited liability company, the contributors listed on Exhibit A thereto, and the Borrower.

SECTION 5.  Obligations Under the Security Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as an Assignor and a Guarantor by all of the terms and provisions of the Collateral and Guaranty Agreement to the same extent as each of the other Assignors and Guarantors.  The undersigned further agrees, as of the date first above written, that each reference in the Collateral and Guaranty Agreement to an “Assignor” or a “Guarantor” shall also mean and be a reference to the undersigned.

SECTION 6.  Governing Law.  This Collateral and Guaranty Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow.]

Very truly yours,

PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

[Signature Page to Collateral and Guaranty Agreement Supplement]